Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
9/17/2012	313371PU4	9/19/2012	12/13/2013	12/13/2012	Non-Callable		Fixed Constant		0.5	$50,000,000
9/17/2012	313375K48	9/19/2012	9/14/2018	3/14/2013	Non-Callable		Fixed Constant		2	$50,000,000
9/17/2012	313380EC7	9/19/2012	9/8/2017	3/8/2013	Non-Callable		Fixed Constant		0.75	$35,000,000
9/17/2012	313380FB8	9/19/2012	9/13/2019	3/13/2013	Non-Callable		Fixed Constant		1.375	$40,000,000
9/17/2012	313380S57	10/11/2012	10/11/2016	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	0.7	$25,000,000
9/17/2012	313380S65	10/11/2012	10/11/2019	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	1.67	$25,000,000
9/17/2012	313380S73	10/11/2012	10/11/2022	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	2.43	$25,000,000
9/17/2012	313380S73	10/11/2012	10/11/2022	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	2.43	$40,000,000
9/17/2012	313380S81	10/4/2012	10/4/2027	4/4/2013	Optional Principal Redemption	American	Fixed Constant	1/4/2013	3.1	$10,000,000
9/17/2012	313380S81	10/4/2012	10/4/2027	4/4/2013	Optional Principal Redemption	American	Fixed Constant	1/4/2013	3.1	$25,000,000
9/17/2012	313380SA6	9/19/2012	9/19/2013	3/19/2013	Non-Callable		Fixed Constant		0.125	$50,000,000
9/18/2012	313380GJ0	9/20/2012	9/9/2022	3/9/2013	Non-Callable		Fixed Constant		2	$25,000,000
9/18/2012	313380S65	10/11/2012	10/11/2019	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	1.67	$25,000,000
9/18/2012	313380S73	10/11/2012	10/11/2022	4/11/2013	Optional Principal Redemption	American	Fixed Constant	1/11/2013	2.43	$35,000,000
9/18/2012	3133XWKV0	9/20/2012	3/14/2014	3/14/2013	Non-Callable		Fixed Constant		2.375	$50,000,000

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.
European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.
Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.